Exhibit 99.1

MARIMED PROVIDES UPDATE ON GENCANNA GLOBAL, INC.

NORWOOD, Mass., February 6, 2020 --- MariMed Inc. (MRMD:OTCQX) (the “Company” or “MariMed”), a leading multi-state cannabis and hemp operator focused on health and wellness, today issued a statement regarding the recent development that GenCanna Global, Inc. (“GenCanna”), a vertically-integrated producer of hemp and hemp-derived CBD products has filed for voluntary reorganization under Chapter 11 in the Eastern Kentucky United States District Court.

On February 6, 2020, GenCanna issued the following press release:

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GenCanna Global Files for Chapter 11 to Implement Financial and
Operational Restructuring Plans

Secures $10 Million in DIP Financing From Existing Senior Lender and
Will Evaluate All Strategic Options to Maximize Value

WINCHESTER, KY. – Feb. 6, 2020 – GenCanna Global USA, Inc. (“GenCanna” or the “Company”) announced today it has filed a petition for voluntary Chapter 11 reorganization with the U.S. Bankruptcy Court in the Eastern District of Kentucky (the “Court”). The filing will allow GenCanna to continue to operate its business without interruption to customers, vendors, partners and employees while working through a reorganization plan that could include refinancing of the Company’s existing indebtedness, or an alternative restructuring transaction such as a sale.

GenCanna has obtained approximately $10 million in post-petition debtor-in-possession (DIP) financing from its senior lender, which, subject to Court approval, will provide the Company with liquidity to maintain its operations in the ordinary course of business during the Chapter 11 process.

“We are taking this action in order to position our business for success in a highly dynamic and rapidly evolving industry,” said Matty Mangone Miranda, Chief Executive Officer of GenCanna Global. “While this is certainly not the outcome we desired, the bankruptcy process gives us the ability to move forward in a way that allows us to best continue operations and serve customers as we work through our reorganization, resolve an outstanding legal dispute involving our Western Kentucky facility, navigate an uncertain regulatory environment and adjust our annual operating costs to better match the landscape.”

Miranda added, “Through this restructuring, we plan to address certain structural issues that we could not fix on our own. We are grateful for the continued support of our existing senior lender, who recognizes the strength of our brand, and we will continue to work tirelessly on behalf of our employees, farmers, and vendor partners.”

GenCanna has hired the following professionals to assist with its restructuring. Huron Consulting Services LLC is serving as Operational Advisor, Jefferies LLC is serving as financial advisor, and Benesch Friedlander Coplan & Aronoff LLP along with Dentons Bingham Greenebaum LLP is serving as the Company’s legal counsel in connection with the Chapter 11 case. For more information about the Chapter 11 case, including access to Court documents, please visit: https://dm.epiq11.com/GenCanna.

End of GenCanna Press Release

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MariMed, which owns a 33.5% stake in GenCanna and is also a creditor, continues to work with GenCanna as a supplier to its MariMed Hemp subsidiary and is closely following this situation. GenCanna recently announced the completion of the largest recorded hemp harvest in Kentucky (approximately 6000 acres). Over 14 million pounds of CBD rich biomass is ready to be processed at a South Carolina processing plant. Sales of products from this production are expected to begin in Q2 and are expected to generate meaningful revenues for GenCanna in 2020.

Jon Levine, CFO of MariMed, commented, “GenCanna experienced several challenges last year ranging from contraction in cannabis sector of the capital markets to a fire in November at its main processing and lab facilities in Kentucky, which adversely impacted its sales and revenue. We are hopeful the Chapter 11 filing and proposed restructuring will facilitate GenCanna’s ability to generate meaningful revenue in the near-term and to utilize the Chapter 11 proceedings to quickly refinance its senior lender debt and arrange resolution for the orderly payment of its farmers, contractors, and creditors, including MariMed. During this process, GenCanna is expected to continue operating as a supplier of top-quality, hemp-based CBD products.”

Mr. Levine concluded, “MariMed appreciates GenCanna’s responsible decision to proactively implement a strategic plan to repay its creditors. This reorganization does not impact MariMed’s core cannabis business, which is focused on developing and operating state licensed cannabis facilities and cannabis brands and products, including our industry-leading brands ‘Kalm Fusion’ and ‘Betty’s Eddies’. We expect revenues from our cannabis business to continue to grow in 2020 as demand for high quality cannabis and cannabis-infused products continues to occupy a growing share of the overall legal cannabis market.”

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About MariMed:

MariMed Inc., a multi-state cannabis operator, is dedicated to improving the health and wellness of people through the use of cannabinoids and cannabis products. The Company develops, owns, and manages seed to sale state-licensed cannabis facilities, which are models of excellence in horticultural principles, cannabis cultivation, cannabis-infused products, and dispensary operations. MariMed has an experienced management team that has produced consistent growth and success for the Company and its managed business units.

The Company is at the forefront of science and innovation through research developed by its lab technicians and medical advisors resulting in industry-leading products and brands, including “Kalm Fusion” and “Betty’s Eddies.” These precision dosed products are focused on specific medical symptoms and are licensed and distributed across the country.

In 2019, with the enactment of the 2018 US Farm Bill, MariMed formed MariMed Hemp, a wholly-owned subsidiary, to leverage its seed to sale cannabis platform and experience into the emerging hemp-based CBD industry. MariMed Hemp has developed and is marketing a portfolio of CBD brands and products to multiple retailers and direct to consumers both domestically and internationally. MariMed Hemp recently launched its Hemp Engine™ store-within-a-store distribution platform for retailers. For additional information, visit marimedinc.com.

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Important Caution Regarding Forward-Looking Statements:

This release contains certain forward-looking statements and information relating to MariMed Inc. that is based on the beliefs of MariMed Inc.’s management, as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events, including estimates and projections about its business based on certain assumptions of its management, including those described in this Release. These statements are not guarantees of future performance and involve risk and uncertainties that are difficult to predict, including, among other factors, changes in demand for the Company’s services and products, changes in the law and its enforcement and changes in the economic environment and developments in, and the outcome of, GenCanna’s Chapter 11 proceeding. Additional risk factors are included in the Company’s public filings with the SEC. Should one or more of these underlying assumptions prove incorrect, actual results may vary materially from those described herein as “hoped,” “anticipated,” “believed,” “planned,” “estimated,” “preparing,” “potential,” “expected,” “looks” or words of a similar nature. The Company does not intend to update these forward-looking statements. None of the content of any of the websites referred to herein (even if a link is provided for your convenience) is incorporated into this release and the Company assumes no responsibility for any of such content.

All trademarks and service marks are the property of their respective owners.

Company Contact

Jon Levine, CFO

MariMed Inc.

Tel (781) 559-8713

Media Contact

Jo McCarran, SVP Creative & Branding

MariMed Inc.

jmccarran@marimedinc.com

Annie Graf

KCSA Strategic Communications

agraf@kcsa.com

Investors

KCSA Strategic Communications

Scott Eckstein / Elizabeth Barker

MRMD@kcsa.com